UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 24, 2018

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A, West Henrietta, New York 14586

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 24, 2018, Vuzix Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers set forth on the signature pages thereto for the purchase and sale of an aggregate of 3,000,000 shares of the Company’s common stock, and warrants to purchase an aggregate of up to 1,200,000 shares of common stock, in a registered direct offering at a combined purchase price of $10.00 per share and 0.4 of a warrant, for an aggregate purchase price of $30,000,000. The warrants will have a term of one year from issuance and an exercise price of $10.00 per share.

Pursuant to an engagement letter agreement dated January 24, 2018 by and between the Company and Chardan Capital Markets, LLC (“Chardan”), the Company engaged Chardan to act as the Company’s placement agent in connection with the registered direct offering. Pursuant to the engagement agreement, the Company agreed to pay Chardan a cash fee equal to $1,400,000. The Company has also agreed to pay aggregate fees of $450,000 to Maxim Group LLC and Craig-Hallum Capital Group LLC, in connection with the offering.

The net proceeds to the Company from the offering, after deducting placement agent fees and estimated offering expenses, will be approximately $28 million. The registered direct offering is expected to close on or about January 26, 2018, subject to customary closing conditions.

The 3,000,000 shares of common stock and 1,200,000 warrants (and underlying shares) were offered, and will be issued, pursuant to the Prospectus Supplement, dated January 24, 2018, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-209304) filed with the Securities and Exchange Commission on February 1, 2016.

The foregoing summaries of the terms of the agreements described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 8.01	Other Events.

On January 24, 2018, the Company issued a press release regarding the registered direct offering. A copy of the press release is attached as Exhibit 99.1 hereto.

The opinion delivered to the Company by Sichenzia Ross Ference Kesner LLP in connection with the sale of an aggregate of 3,000,000 shares of the Company’s common stock and 1,200,000 warrants pursuant to the Purchase Agreement is being filed herewith in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and is incorporated by reference into the Company’s Registration Statement on Form S-3 (Registration No. 333-209304).

Item 9.01	Financial Statements and Exhibits.

Exhibit No	Exhibit

5.1	Opinion of Sichenzia Ross Ference Kesner LLP.

10.1	Form of Securities Purchase Agreement, January 24, 2018.

10.2	Form of Warrant

10.3	Engagement Agreement, dated January 24, 2018.

99.1	Press release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2018	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell
Chief Financial Officer

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